Issuer Free Writing Prospectus

Filed by Nomura Holdings, Inc.

Pursuant to Rule 433

Registration Statement No. 333-283915

June 23, 2026

Nomura Holdings, Inc.

Pricing Term Sheet

$500,000,000 Senior Floating Rate Notes due 2029

Issuer:	Nomura Holdings, Inc.

Type of Securities:	Senior unsecured floating rate notes

Principal Amount:	$500,000,000

Expected Security Ratings:*	Baa1 (Moody’s) / BBB+ (S&P)

Trade Date:	June 23, 2026

Settlement Date:	June 30, 2026 (T+5)

Issue Date:	June 30, 2026

Maturity Date:	June 29, 2029

Redemption:

The Floating Rate Notes will only be redeemable at the Issuer’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law.

Interest:	A rate per annum equal to Compounded Daily SOFR plus 0.95% per annum, payable quarterly in arrears, subject to the benchmark transition provisions described in the preliminary prospectus supplement.

Interest Determination Date:	The date that is five U.S. Government Securities Business Days before each Interest Payment Date.

Interest Payment Dates:

March 29, June 29, September 29 and December 29 of each year, commencing on September 29, 2026 (short first coupon), to and including the Maturity Date or, if redeemed early, the date fixed for such redemption. Interest Payment Dates (other than the Maturity Date and any date fixed for such redemption) will be adjusted according to the Business Day Convention.

Interest Period:

Each period beginning from and including the Issue Date to but excluding the first Interest Payment Date, or from and including any Interest Payment Date to but excluding the next Interest Payment Date; provided, however, that, in the case of any Interest Period during which the Floating Rate Notes become due and payable on a date other than an Interest Payment Date, such Interest Period will end on but exclude such date on which the Floating Rate Notes have become due and payable.

SOFR Observation Period:

In respect of each Interest Period, the period from, and including, the date five U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date five U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period.

Issue Price:	100.000% of the principal amount

Underwriting Commission:	0.250% of the principal amount

Day Count Convention:	Actual/360

Business Day:	A day that is a U.S. Government Securities Business Day, a New York business day, a London business day and a Tokyo business day

U.S. Government Securities Business Day:

Any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Business Day Convention:	Modified Following, adjusted

Listing:	Singapore Exchange Securities Trading Limited

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

CUSIP:	65535H CH0

ISIN:	US65535HCH03

Common Code:	341733626

Joint Lead Managers and Joint Bookrunners:**

Nomura Securities International, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

BofA Securities, Inc.

SMBC Nikko Securities America, Inc.

BBVA Securities Inc.

BNP PARIBAS

CIBC World Markets Corp.

ING Financial Services LLC

Intesa Sanpaolo IMI Securities Corp.

Nordea Bank Abp

Scotia Capital (USA) Inc.

Société Générale

Swedbank AB (publ)

TD Securities (USA) LLC

Co-Managers:**	Banco de Sabadell, S.A. CaixaBank, S.A. Danske Markets Inc. La Banque Postale Mediobanca - Banca di Credito Finanziario S.p.A. Morgan Stanley & Co. LLC Rabo Securities USA, Inc.

Notes:

* Credit ratings are not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the relevant rating agencies.

** One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at https://www.sec.gov/. Alternatively, copies of the prospectus and the preliminary prospectus supplement relating to the securities offered in this offering may be obtained by contacting Nomura Securities International, Inc., 1-800-638-2268; Citigroup Global Markets Inc., 1-800-831-9146; or J.P. Morgan Securities LLC, 1-212-834-4533 (call collect).

No EEA PRIIPs key information document (KID) or UK disclosure document required by the Consumer Composite Investments (Designated Activities) Regulations 2024 or the FCA Product Disclosure Sourcebook has been prepared as the prospectus is not available to retail investors in the EEA or the UK. See “Prohibition of Sales to EEA Retail Investors” and “Prohibition of Sales to UK Retail Investors” in the preliminary prospectus supplement.

June 23, 2026

Nomura Holdings, Inc.

Pricing Term Sheet

$300,000,000 Senior Floating Rate Notes due 2031

Issuer:	Nomura Holdings, Inc.

Type of Securities:	Senior unsecured floating rate notes

Principal Amount:	$300,000,000

Expected Security Ratings:*	Baa1 (Moody’s) / BBB+ (S&P)

Trade Date:	June 23, 2026

Settlement Date:	June 30, 2026 (T+5)

Issue Date:	June 30, 2026

Maturity Date:	July 14, 2031

Redemption:

The Floating Rate Notes will only be redeemable at the Issuer’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law.

Interest:	A rate per annum equal to Compounded Daily SOFR plus 1.14% per annum, payable quarterly in arrears, subject to the benchmark transition provisions described in the preliminary prospectus supplement.

Interest Determination Date:	The date that is five U.S. Government Securities Business Days before each Interest Payment Date.

Interest Payment Dates:

January 14, April 14, July 14 and October 14 of each year, commencing on October 14, 2026 (long first coupon), to and including the Maturity Date or, if redeemed early, the date fixed for such redemption. Interest Payment Dates (other than the Maturity Date and any date fixed for such redemption) will be adjusted according to the Business Day Convention.

Interest Period:

Each period beginning from and including the Issue Date to but excluding the first Interest Payment Date, or from and including any Interest Payment Date to but excluding the next Interest Payment Date; provided, however, that, in the case of any Interest Period during which the Floating Rate Notes become due and payable on a date other than an Interest Payment Date, such Interest Period will end on but exclude such date on which the Floating Rate Notes have become due and payable.

SOFR Observation Period:

In respect of each Interest Period, the period from, and including, the date five U.S. Government Securities Business Days preceding the first date in such Interest Period to, but excluding, the date five U.S. Government Securities Business Days preceding the Interest Payment Date for such Interest Period.

Issue Price:	100.000% of the principal amount

Underwriting Commission:	0.350% of the principal amount

Day Count Convention:	Actual/360

Business Day:	A day that is a U.S. Government Securities Business Day, a New York business day, a London business day and a Tokyo business day

U.S. Government Securities Business Day:

Any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Business Day Convention:	Modified Following, adjusted

Listing:	Singapore Exchange Securities Trading Limited

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

CUSIP:	65535H CJ6

ISIN:	US65535HCJ68

Common Code:	341733448

Joint Lead Managers and Joint Bookrunners:**

Nomura Securities International, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

BofA Securities, Inc.

SMBC Nikko Securities America, Inc.

BBVA Securities Inc.

BNP PARIBAS

CIBC World Markets Corp.

ING Financial Services LLC

Intesa Sanpaolo IMI Securities Corp.

Nordea Bank Abp

Scotia Capital (USA) Inc.

Société Générale

Swedbank AB (publ)

TD Securities (USA) LLC

Co-Managers:**	Banco de Sabadell, S.A. CaixaBank, S.A. Danske Markets Inc. La Banque Postale Mediobanca - Banca di Credito Finanziario S.p.A. Morgan Stanley & Co. LLC Rabo Securities USA, Inc.

Notes:

* Credit ratings are not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the relevant rating agencies.

** One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at https://www.sec.gov/. Alternatively, copies of the prospectus and the preliminary prospectus supplement relating to the securities offered in this offering may be obtained by contacting Nomura Securities International, Inc., 1-800-638-2268; Citigroup Global Markets Inc., 1-800-831-9146; or J.P. Morgan Securities LLC, 1-212-834-4533 (call collect).

No EEA PRIIPs key information document (KID) or UK disclosure document required by the Consumer Composite Investments (Designated Activities) Regulations 2024 or the FCA Product Disclosure Sourcebook has been prepared as the prospectus is not available to retail investors in the EEA or the UK. See “Prohibition of Sales to EEA Retail Investors” and “Prohibition of Sales to UK Retail Investors” in the preliminary prospectus supplement.

June 23, 2026

Nomura Holdings, Inc.

Pricing Term Sheet

$1,000,000,000 4.996% Senior Fixed Rate Notes due 2029

Issuer:	Nomura Holdings, Inc.

Type of Securities:	Senior unsecured fixed rate notes

Principal Amount:	$1,000,000,000

Expected Security Ratings:*	Baa1 (Moody’s) / BBB+ (S&P)

Trade Date:	June 23, 2026

Settlement Date:	June 30, 2026 (T+5)

Issue Date:	June 30, 2026

Maturity Date:	June 29, 2029

Redemption:

The Notes will only be redeemable at the Issuer’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law.

Interest Rate:	4.996% per annum, payable semi-annually in arrears

Interest Payment Dates:

June 29 and December 29 of each year, commencing on December 29, 2026 (short first coupon), to and including the Maturity Date or, if redeemed early, the date fixed for such redemption, and payment will be made subject to the Business Day Convention.

Interest Period:	The period from and including the immediately preceding Interest Payment Date to but excluding the relevant Interest Payment Date. The first Interest Period will begin on and include the Issue Date.

Pricing Benchmark:	4.125% due June 15, 2029

Benchmark Spot (Price/Yield):	99-237 / 4.216%

Spread to Benchmark:	78 basis points

Issue Price:	100.000% of the principal amount

Underwriting Commission:	0.250% of the principal amount

Day Count Convention:	30/360

Business Day:	New York, London, Tokyo

Business Day Convention:	Following, unadjusted

Listing:	Singapore Exchange Securities Trading Limited

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

CUSIP:	65535H CK3

ISIN:	US65535HCK32

Common Code:	341733499

Joint Lead Managers and Joint Bookrunners:**

Nomura Securities International, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

BofA Securities, Inc.

SMBC Nikko Securities America, Inc.

BBVA Securities Inc.

BNP PARIBAS

CIBC World Markets Corp.

ING Financial Services LLC

Intesa Sanpaolo IMI Securities Corp.

Nordea Bank Abp

Scotia Capital (USA) Inc.

Société Générale

Swedbank AB (publ)

TD Securities (USA) LLC

Co-Managers:**	Banco de Sabadell, S.A. CaixaBank, S.A. Danske Markets Inc. La Banque Postale Mediobanca - Banca di Credito Finanziario S.p.A. Morgan Stanley & Co. LLC Rabo Securities USA, Inc.

Notes:

* Credit ratings are not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the relevant rating agencies.

** One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at https://www.sec.gov/. Alternatively, copies of the prospectus and the preliminary prospectus supplement relating to the securities offered in this offering may be obtained by contacting Nomura Securities International, Inc., 1-800-638-2268; Citigroup Global Markets Inc., 1-800-831-9146; or J.P. Morgan Securities LLC, 1-212-834-4533 (call collect).

No EEA PRIIPs key information document (KID) or UK disclosure document required by the Consumer Composite Investments (Designated Activities) Regulations 2024 or the FCA Product Disclosure Sourcebook has been prepared as the prospectus is not available to retail investors in the EEA or the UK. See “Prohibition of Sales to EEA Retail Investors” and “Prohibition of Sales to UK Retail Investors” in the preliminary prospectus supplement.

June 23, 2026

Nomura Holdings, Inc.

Pricing Term Sheet

$700,000,000 5.166% Senior Fixed Rate Notes due 2031

Issuer:	Nomura Holdings, Inc.

Type of Securities:	Senior unsecured fixed rate notes

Principal Amount:	$700,000,000

Expected Security Ratings:*	Baa1 (Moody’s) / BBB+ (S&P)

Trade Date:	June 23, 2026

Settlement Date:	June 30, 2026 (T+5)

Issue Date:	June 30, 2026

Maturity Date:	July 14, 2031

Redemption:

The Notes will only be redeemable at the Issuer’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law.

Interest Rate:	5.166% per annum, payable semi-annually in arrears

Interest Payment Dates:

January 14 and July 14 of each year, commencing on January 14, 2027 (long first coupon), to and including the Maturity Date or, if redeemed early, the date fixed for such redemption, and payment will be made subject to the Business Day Convention.

Interest Period:	The period from and including the immediately preceding Interest Payment Date to but excluding the relevant Interest Payment Date. The first Interest Period will begin on and include the Issue Date.

Pricing Benchmark:	4.125% due May 31, 2031

Benchmark Spot (Price/Yield):	99-12 / 4.266%

Spread to Benchmark:	90 basis points

Issue Price:	100.000% of the principal amount

Underwriting Commission:	0.350% of the principal amount

Day Count Convention:	30/360

Business Day:	New York, London, Tokyo

Business Day Convention:	Following, unadjusted

Listing:	Singapore Exchange Securities Trading Limited

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

CUSIP:	65535H CL1

ISIN:	US65535HCL15

Common Code:	341733553

Joint Lead Managers and Joint Bookrunners:**

Nomura Securities International, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

BofA Securities, Inc.

SMBC Nikko Securities America, Inc.

BBVA Securities Inc.

BNP PARIBAS

CIBC World Markets Corp.

ING Financial Services LLC

Intesa Sanpaolo IMI Securities Corp.

Nordea Bank Abp

Scotia Capital (USA) Inc.

Société Générale

Swedbank AB (publ)

TD Securities (USA) LLC

Co-Managers:**	Banco de Sabadell, S.A. CaixaBank, S.A. Danske Markets Inc. La Banque Postale Mediobanca - Banca di Credito Finanziario S.p.A. Morgan Stanley & Co. LLC Rabo Securities USA, Inc.

Notes:

* Credit ratings are not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the relevant rating agencies.

** One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at https://www.sec.gov/. Alternatively, copies of the prospectus and the preliminary prospectus supplement relating to the securities offered in this offering may be obtained by contacting Nomura Securities International, Inc., 1-800-638-2268; Citigroup Global Markets Inc., 1-800-831-9146; or J.P. Morgan Securities LLC, 1-212-834-4533 (call collect).

No EEA PRIIPs key information document (KID) or UK disclosure document required by the Consumer Composite Investments (Designated Activities) Regulations 2024 or the FCA Product Disclosure Sourcebook has been prepared as the prospectus is not available to retail investors in the EEA or the UK. See “Prohibition of Sales to EEA Retail Investors” and “Prohibition of Sales to UK Retail Investors” in the preliminary prospectus supplement.

June 23, 2026

Nomura Holdings, Inc.

Pricing Term Sheet

$1,000,000,000 5.545% Senior Fixed Rate Notes due 2036

Issuer:	Nomura Holdings, Inc.

Type of Securities:	Senior unsecured fixed rate notes

Principal Amount:	$1,000,000,000

Expected Security Ratings:*	Baa1 (Moody’s) / BBB+ (S&P)

Trade Date:	June 23, 2026

Settlement Date:	June 30, 2026 (T+5)

Issue Date:	June 30, 2026

Maturity Date:	July 14, 2036

Redemption:

The Notes will only be redeemable at the Issuer’s option, subject to prior confirmation of the Financial Services Agency of Japan (if such confirmation is required under applicable Japanese laws or regulations then in effect), upon the occurrence of certain changes in tax law.

Interest Rate:	5.545% per annum, payable semi-annually in arrears

Interest Payment Dates:

January 14 and July 14 of each year, commencing on January 14, 2027 (long first coupon), to and including the Maturity Date or, if redeemed early, the date fixed for such redemption, and payment will be made subject to the Business Day Convention.

Interest Period:	The period from and including the immediately preceding Interest Payment Date to but excluding the relevant Interest Payment Date. The first Interest Period will begin on and include the Issue Date.

Pricing Benchmark:	4.375% due May 15, 2036

Benchmark Spot (Price/Yield):	99-01+ / 4.495%

Spread to Benchmark:	105 basis points

Issue Price:	100.000% of the principal amount

Underwriting Commission:	0.450% of the principal amount

Day Count Convention:	30/360

Business Day:	New York, London, Tokyo

Business Day Convention:	Following, unadjusted

Listing:	Singapore Exchange Securities Trading Limited

Denominations:	$200,000 and integral multiples of $1,000 in excess thereof

CUSIP:	65535H CM9

ISIN:	US65535HCM97

Common Code:	341733596

Joint Lead Managers and Joint Bookrunners:**

Nomura Securities International, Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

BofA Securities, Inc.

SMBC Nikko Securities America, Inc.

BBVA Securities Inc.

BNP PARIBAS

CIBC World Markets Corp.

ING Financial Services LLC

Intesa Sanpaolo IMI Securities Corp.

Nordea Bank Abp

Scotia Capital (USA) Inc.

Société Générale

Swedbank AB (publ)

TD Securities (USA) LLC

Co-Managers:**	Banco de Sabadell, S.A. CaixaBank, S.A. Danske Markets Inc. La Banque Postale Mediobanca - Banca di Credito Finanziario S.p.A. Morgan Stanley & Co. LLC Rabo Securities USA, Inc.

Notes:

* Credit ratings are not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time by the relevant rating agencies.

** One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

The Issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement, the preliminary prospectus supplement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at https://www.sec.gov/. Alternatively, copies of the prospectus and the preliminary prospectus supplement relating to the securities offered in this offering may be obtained by contacting Nomura Securities International, Inc., 1-800-638-2268; Citigroup Global Markets Inc., 1-800-831-9146; or J.P. Morgan Securities LLC, 1-212-834-4533 (call collect).

No EEA PRIIPs key information document (KID) or UK disclosure document required by the Consumer Composite Investments (Designated Activities) Regulations 2024 or the FCA Product Disclosure Sourcebook has been prepared as the prospectus is not available to retail investors in the EEA or the UK. See “Prohibition of Sales to EEA Retail Investors” and “Prohibition of Sales to UK Retail Investors” in the preliminary prospectus supplement.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.